UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2007

Language Line, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	333-118753	20-0997805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lower Ragsdale Drive

Monterey, CA 93940

(Address of Principal Executive Offices, including Zip Code)

(877) 886-3885

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 9, 2007, the Audit Committee of the Board of Directors of Language Line, Inc. (the “Company”), after discussion with management, concluded that the unaudited consolidated financial statements included in the Company’s Form 10-Q for the three months ended March 31, 2007 and other financial information should no longer be relied upon because of inadvertent errors in the calculation of the liability and provision for income taxes and the impact of the adoption of Financial Accounting Standards Board Interpretation Number 48 (FIN 48) “Accounting for Uncertainty in Income Taxes”. Accordingly, the Company will file an amendment to its Form 10-Q for the three months ended March 31, 2007 that will contain restated unaudited consolidated financial statements that properly reflect the liability and provision for income taxes and the impact of the adoption of FIN 48.

Based on the Company’s analysis which is still in process, management has identified several errors that were made in the calculation of the liability for income taxes and the impact of the adoption of FIN 48. In the interim period ended March 31, 2007 the Company recorded a tax liability and an increase to the income tax provision of approximately $2.2 million related to an assessment made by a state taxing authority. In recording this amount the Company understated the liability for an uncertain tax position and deferred taxes. The Company is still evaluating these errors and their effect, if any, to the FIN 48 transition adjustment as well as the income tax provision for the period ended March 31, 2007. While the amount of the errors and their effect to the income tax provision, FIN 48 transition adjustment and related deferred income tax assets and liabilities has not been finally determined, the effect is expected to be material to the net income for the period ended March 31, 2007, although it is not expected to be material to the Company’s balance sheet.

Additionally, management reevaluated the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2007. The Company has determined that it had a material weakness in internal control over financial reporting relating to sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in generally accepted accounting principles commensurate with the Company’s financial reporting requirements. Further, specific areas where additional skilled resources are required relate to income taxes payable, deferred income tax assets and liabilities and the provision for income taxes.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with our independent registered public accounting firm, PricewaterhouseCoopers LLP.

The Company expects to file an amendment to its Form 10-Q for the three months ended March 31, 2007 as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Language Line, Inc.
(Registrant)

/s/ Michael F. Schmidt
Date: August 15, 2007	Michael F. Schmidt
Chief Financial Officer